UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2007

IONATRON, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14015	77-0262908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3716 East Colombia St., Suite 120, Tucson, Arizona 85714
(Address of principal executive offices) (Zip Code)

(520) 628-7415
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Independent Director Compensation Program

On January 12, 2007, the Board of Directors (the “Board”) of Ionatron, Inc. (the “Registrant”), based on the recommendation of the Compensation Committee of the Board, adopted the Independent Director Compensation Program (the “Program”) whereby each of the independent directors of the Board shall be paid cash compensation and shall be granted options as follows:

Cash Compensation. The Registrant shall pay cash compensation to its independent directors under the Program as follows:

1.	The Chairman of the Board shall be paid an annual fee of $100,000 as compensation for service as Chairman of the Board.

2.	The Chairman of the Audit Committee of the Board shall be paid an annual fee of $75,000 as compensation for service as Chairman of the Audit Committee.

3.	The Chairman of the Compensation Committee of the Board shall be paid an annual fee of $62,500 as compensation for service as Chairman of the Compensation Committee.

4.
Each independent director (other than the Chairman of the Board, Chairman of the Audit Committee and Chairman of the Compensation Committee) shall be paid an annual fee of $50,000 as compensation for service as a director.

The cash compensation to be paid to the independent directors, as set forth above, shall commence in January 2007, such fee payable in monthly installments on the last day of each month.

Upon an appointment of a new independent director to the Board, during the calendar year of such appointment, such new director shall receive monthly cash compensation at the same rate as the independent directors who do not serve as a Chairman (i.e. at the rate of $50,000 per annum) beginning on the date of election or appointment to the Board.

Stock Option Grants. On January 15th of each year (or other first business day thereafter if January 15th is not a business day (i.e. January 16, 2007)), the Registrant shall grant options under the Program as follows:

1.	Options to purchase 100,000 shares of the Registrant’s common stock to the Chairman of the Board.

2.	Options to purchase 75,000 shares of the Registrant’s common stock to the Chairman of Audit Committee of the Board.

3.	Options to purchase 62,500 shares of the Registrant’s common stock to the Chairman of the Compensation Committee of the Board.

4.
Options to purchase 50,000 shares of the Registrant’s common stock to each independent director (other than the Chairman of the Board, Chairman of the Audit Committee and Chairman of the Compensation Committee).

The options granted to the independent directors, as set forth above, have an exercise price equal to the closing sale price of the Registrant’s common stock on such respective date of grant, with all such options fully vested, and becoming and expiring on the five year anniversary of the respective date of grant.

Upon an appointment of a new independent director to the Board, during the calendar year of such appointment, such new director shall receive an initial option grant as determined by the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IONATRON, INC.
(Registrant)

By:	/s/ Kenneth Wallace
Name: Kenneth Wallace
Title: Chief Operating Officer and Chief Financial Officer

Date: January 12, 2007